UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 24, 2018

VALLEY NATIONAL BANCORP

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-11277	22-2477875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1455 Valley Road, Wayne, New Jersey	07470
(Address of Principal Executive Offices)	(Zip Code)

(973) 305-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 24, 2018, Valley National Bancorp (“Valley”) filed a Current Report on Form 8-K (“Original Report”) to report, under Item 3.01 thereof, the voluntary transfer of the listing of its common stock (“Common Stock”), Non-Cumulative Perpetual Preferred Stock Series A (“Series A Preferred Stock”), Non-Cumulative Perpetual Preferred Stock Series B (“Series B Preferred Stock”) and warrants to purchase common stock (“Warrants”) from the New York Stock Exchange (the “NYSE”) to The Nasdaq Global Select Market (“Nasdaq”). Valley further disclosed that the Common Stock, Series A Preferred Stock, Series B Preferred Stock and Warrants would be listed under the ticker symbols “VLY”, “VLYPA”, “VLYPB” and “VLYWW”, respectively. Valley also issued a Press Release dated September 24, 2018 to announce the listing transfer from the NYSE to Nasdaq (“Original Press Release”).

On October 8, 2018, Nasdaq informed Valley that the Series A Preferred Stock and the Series B Preferred Stock would instead be listed on Nasdaq under the ticker symbols “VLYPP” and “VLYPO”, respectively. On October 9, 2018, Valley issued an additional press release to announce the anticipated release of its third quarter earnings, which includes updated information regarding the ticker symbols (“Second Press Release”). This Amendment No. 1 to Valley’s Current Report on Form 8-K is being filed to correct the information in the Original Report and to disclose the Second Press Release.

Item 9.01	Financial Statements and Exhibits.
Exhibit No.	Description
(d)	Exhibits.
99.1	Press Release dated October 9, 2018.
The Press Release disclosed in this Item 9.01 as Exhibit 99 shall be considered “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 9, 2018	VALLEY NATIONAL BANCORP
	By:	/s/ Ronald H. Janis
Ronald H. Janis
Senior Executive Vice President and
General Counsel